Exhibit 10.3
[WFB Letterhead]
October 1, 2009
Sunrise Pleasanton CA Senior Living, LP
c/o Sunrise Senior Living Investments, Inc.
7902 Westpark Drive
McLean, VA 22102
Sunrise Pasadena CA Senior Living, LLC
c/o Sunrise Senior Living Investments, Inc.
7902 Westpark Drive
McLean, VA 22102
Sunrise Senior Living Investments, Inc.
7902 Westpark Drive
McLean, VA 22102
Attn: General Counsel

RE:	SUNRISE PASADENA CA SENIOR LIVING, LLC, a California limited liability company, SUNRISE PLEASANTON CA SENIOR LIVING, LP, a Delaware limited partnership (both referred to collectively as “Borrower”), and SUNRISE SENIOR LIVING, INC., a Delaware corporation (“Guarantor”)
Wells Fargo Bank Loan #105093
Dear Ladies and Gentlemen:
          This Letter Agreement (“Letter Agreement”) is made by and among Borrower, Guarantor and Wells Fargo Bank, National Association (“Lender”).
          Reference is hereby made to that certain Loan Agreement dated September 28, 2007 by and between Borrower and Lender (as amended, the “Loan Agreement”) and all other documents and instruments executed by Borrowers in connection with the Loan as described in the Loan Agreement. Capitalized terms used but not defined herein have the meanings given to such terms in the Loan Agreement. Guarantor has guaranteed certain obligations of Borrower in connection with the Loan. All documents, instruments executed in connection with the Loan (including the Loan Agreement), together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”.
          As you know, the Loan is scheduled to mature on October 1, 2009. Upon the satisfaction of, and in consideration of, the following terms and conditions, Lender has agreed to (i) extend the Maturity Date to November 16, 2009 (the “Extended Maturity Date”) and (ii) forbear from enforcing its rights or remedies with respect to the Financial Covenant Defaults (defined below) until the earlier to occur of (a) the Extended Maturity Date or (b) other than the Financial

Covenant Defaults, a Default or any event or condition which, with the giving of notice or the passage of time, constitutes a Default:
a)	No Defaults. Except with respect to breaches of covenants contained in Sections 7.3(a)(i)-(iii) of the Loan Agreement (the “Financial Covenant Defaults”), the undersigned hereby represents and warrants, that as of the date of this Letter Agreement, no Default shall have occurred and be continuing and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing.
b)	Waiver of Claims. Each of Borrower and Guarantor knowingly (and after having had an opportunity to consult its own legal counsel), consciously, intentionally and fully waives and releases any and all claims, defenses, counterclaims or other charges, offsets or rights of action, known or unknown, contingent or direct, patent or latent, and arising on or before the date hereof, against Lender in any way, directly or indirectly, connected to or arising out of the transactions and activities that are covered by or associated with the Loan Documents. Further, each of Borrower and Guarantor, by acceptance of this Letter Agreement and its terms, acknowledges and agrees that, as of the date hereof, each of Borrower and Guarantor has no basis for any claim for loss, damages, injury or wrongdoing of any kind (negligent, intentional or otherwise) against Lender in connection with the transactions, activities or matters that have any connection with or to the Loan Documents and the transactions, activities, acts and subject matter thereof. Each of Borrower and Guarantor agrees not to assert any such claim arising on or before the date hereof, whether by way of defense, counterclaim, offset, independent claim or otherwise. The waivers and estoppel assertions set forth herein are intended to be comprehensive in their breadth and application and apply to acts, actions, omissions, statements, representations, commitments, covenants, promises, agreements and any and all other sources of liability or claim of any kind arising on or before the date hereof. Without limiting the generality of the foregoing, each of Borrower and Guarantor specifically waives the benefits of California Civil Code Section 1542 (or any similar provisions) which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
c)	Title Costs. Borrower shall, within seven (7) days of written demand therefor by Lender, reimburse Lender for charges related to an additional endorsement for each of Lender’s policies of title insurance obtained in connection with the Loan.
          Except as expressly provided herein, nothing in this Letter Agreement shall alter or affect any provision, condition or covenant contained in the Loan Documents. From and after the date hereof, this Letter Agreement shall be deemed a “Loan Document” as such term is defined in the Loan Agreement.

          Nothing in this Letter Agreement imposes a commitment or obligation of any kind on the part of the Lender to negotiate, enter into or otherwise provide any further forbearance, loan extension or loan modification of any kind. Unless and except as expressly stated herein, this Letter Agreement is not intended to limit or waive, nor shall it be deemed in any way to limit or waive, any of Lender’s right or remedies under the Loan Documents or otherwise. In the event that a Default other than the Financial Covenant Defaults occurs at any time prior to the Extended Maturity Date, Lender may immediately exercise its rights and remedies in any manner it chooses in its sole and absolute discretion. The Loan Documents shall remain in full force and effect as modified by this Letter Agreement.
          Please confirm your agreement to the foregoing by executing a counterpart of the Letter Agreement below and returning such counterpart to Lender. Upon satisfaction of the terms and conditions listed above, all references in the Loan Documents to the Maturity Date shall mean November 16, 2009.
Please feel free to contact me with any questions.
Sincerely,
“LENDER”
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Martia Kontak Martia Kontak
Its:	Senior Vice President
BORROWER AND GUARANTOR EACH HEREBY ACKNOWLEDGE AND AGREE TO THE FOREGOING.
“BORROWER”

SUNRISE PASADENA CA SENIOR LIVING, LLC,
a California limited liability company

By:	Sunrise Senior Living Investments, Inc.,
a Virginia corporation, Member

	By: Name:	/s/ Edward Burnett Edward Burnett
	Its:	Vice President
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SUNRISE PLEASANTON CA SENIOR LIVING, LP,
a Delaware limited partnership

By:	Sunrise Pleasanton GP, LLC, a Delaware
limited liability company, its General Partner

	By:	Sunrise Senior Living Investments, Inc.,
a Virginia corporation, its Sole Member

	By: Name:	/s/ Edward Burnett Edward Burnett
	Its:	Vice President
“GUARANTOR”
SUNRISE SENIOR LIVING, INC., a Delaware corporation

By: Name:	/s/ Julie A. Pangelinan Julie A. Pangelinan
Its:	Chief Financial Officer

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